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                               AMENDMENT NO. 1
                                      TO
                       REGIONAL JET SERVICES AGREEMENT



        AMENDMENT NO. 1 TO REGIONAL JET SERVICES AGREEMENT (this "Amendment") dated as of April 1, 1998 by and among MESABA HOLDINGS, INC., a Minnesota corporation ("Holdings"), MESABA AVIATION, INC., a Minnesota corporation ("Mesaba"), and Northwest Airlines, Inc., a Minnesota corporation ("Northwest"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Regional Jet Services Agreement referred to below.

                                 WITNESSETH:

        WHEREAS, Holdings, Mesaba and Northwest have entered into the Regional Jet Services Agreement dated as of the 25th day of October, 1996 (the "Agreement");

        WHEREAS, Holdings, Mesaba and Northwest desire to amend the Agreement in the manner set forth in this Amendment.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, Mesaba and Northwest do hereby agree as follows:


        1.   AMENDMENT OF SECTION 2.01(b).  Section 2.01(b) of
   Agreement is amended to read in its entirety as follows:

        "(b) SUBLEASE OF THE AIRCRAFT. Mesaba and Northwest agree to enter into (or, as to Northwest, Northwest agrees to cause such Northwest Affiliate as Northwest may designate to enter into) a sub-sublease, sublease or lease with respect to each of the first eighteen (18) Avro Regional Jet aircraft to be purchased pursuant to the Letter of Intent when, if and as Northwest takes delivery of each such Avro Regional Jet aircraft. Mesaba agrees to enter into a sub-sublease, sublease or lease with Northwest (or such Northwest Affiliate as Northwest may designate) with respect to the remaining eighteen (18) Avro Regional Jet aircraft subject to the Letter of Intent when and as Northwest takes delivery of each such Avro Regional jet aircraft if Northwest determines in its sole discretion to use such aircraft for Jet Services pursuant to the Agreement. Northwest shall have no obligation to lease or sublease the remaining eighteen (18) Avro Regional Jet aircraft to Mesaba and nothing in this Agreement shall prohibit or limit Northwest (or a Northwest Affiliate) from using or leasing to other air carriers the remaining eighteen (18) Avro Regional Jet aircraft."

        2. AMENDMENT OF SECTION 9.04. Section 9.04 of the Agreement is amended to read in its entirety as follows:

        "Section 9.04 EARLY TERMINATION. Notwithstanding any other provision of this Agreement, Northwest shall have the right to terminate this Agreement and the Subleases as of the seventh anniversary of the



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   effective date of the first lease if Northwest shall have given a termination notice to Mesaba not less than one hundred eighty (180) days nor more than three hundred sixty-five (365) days prior to such seventh anniversary."

        3. AMENDMENT TO EXHIBIT A. Section A of Exhibit A is hereby amended to read in its entirety as follows:

        "A.  The Block Hours Payment Rate.

   The Block Hours Payment Rate shall be determined based on the weighted average of the scheduled daily block hour utilization for all Aircraft ("Utilization") in accordance with the following schedule:


          UTILIZATION                   BLOCK HOURS PAYMENT RATE"



          [Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


        4. STOCK PURCHASE WARRANT.  Holdings agrees to deliver to
   Northwest concurrently with the execution of this Amendment an executed stock purchase warrant in the form attached hereto as Exhibit A.

        5. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Minnesota. From and after the date hereof, all references in the Agreement to the Agreement shall be deemed to be references to the Agreement as amended hereby.




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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this date and year first set forth above.


                                 MESABA HOLDINGS, INC.



                                 By:/s/ Bryan K. Bedford
                                    --------------------
                                    Name: Bryan K. Bedford
                                    Title: President and Chief
                                    Executive Officer



                                 MESABA AVIATION, INC.



                                 By:/s/ Bryan K. Bedford
                                    --------------------
                                    Name: Bryan K. Bedford
                                    Title: President and Chief
                                    Executive Officer



                                 NORTHWEST AIRLINES, INC.



                                 By:/s/ John C. Kopchik
                                    -------------------
                                    Name: John C. Kopchik
                                    Title: Vice President Market
                                    Planning